                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /    Preliminary Proxy Statement

     / /    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     / /    Definitive Proxy Statement

     /X/    Definitive Additional Materials

     / /    Soliciting Material Under Rule 14a-12

                            WHITEHALL JEWELLERS, INC.
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                (Name of Registrant as Specified in Its Charter)

                            NEWCASTLE PARTNERS, L.P.
                       NEWCASTLE CAPITAL MANAGEMENT, L.P.
                         NEWCASTLE CAPITAL GROUP, L.L.C.
                              JWL ACQUISITION CORP.
                                 MARK E. SCHWARZ
                                 STEVEN J. PULLY
                                 JOHN P. MURRAY
                                 MARK A. FORMAN
                               CLINTON J. COLEMAN
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title  of each  class  of  securities  to which  transaction  applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     / /    Fee paid previously with preliminary materials:

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     / /    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

         Newcastle  Partners,  L.P.  ("Newcastle"),   together  with  the  other
participants  named herein,  is filing materials  contained in this Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in  connection  with the definitive filing with the SEC of a proxy statement and accompanying  proxy card to be used to solicit votes against proposals of Whitehall Jewellers,  Inc. (the
"Company")  relating to a pending financing  transaction between the Company and investment  funds  managed by Prentice  Capital  Management,  L.P.  and Holtzman
Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of stockholders scheduled for January 25, 2006.

         Item 1: On January  20,  2006,  Newcastle  issued the  following  press release:

PRESS RELEASE

CONTACTS:
Daniel H. Burch (212)-929-5748
Jeanne M. Carr (212)-929-5916
MacKenzie Partners, Inc.

FOR IMMEDIATE RELEASE:
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              NEWCASTLE PARTNERS PRESENTS WHITEHALL JEWELLERS WITH
        COMPREHENSIVE DEFINITIVE OFFER TO CONSUMMATE ITS $1.50 PER SHARE
                TENDER OFFER AND TO REFINANCE ALL WHITEHALL DEBT

     DALLAS, TX - JANUARY 23, 2006 -- Newcastle  Partners,  L.P. announced today that it had delivered to Whitehall Jewellers,  Inc. (Pink Sheets:  JWLR.PK),  on
Friday,  January 20, 2006 definitive  documentation  to consummate its $1.50 per
share  tender  offer  for  Whitehall  and  refinance   Whitehall's   debt.   The
documentation sets forth in detail Newcastle's commitment, ability and intention to consummate its $1.50 per share tender offer,  addresses Whitehall's financing issues and provides  assurance to Whitehall's  Board of  Newcastle's  ability to close. Highlights of the proposal include:

     o    Newcastle's  reiteration to pay all Whitehall  stockholders  $1.50 for each share of Whitehall  common stock  tendered to it on or before the expiration date (which would be extended  pursuant to Newcastle's most recent offer to mid-February).

     o    Newcastle's  agreement to provide  Whitehall  with term loans totaling
          $140 million, pursuant to which Newcastle would provide Whitehall with
          (i) one term loan of $50 million,  of which $30 million  would be used to pay off the Prentice  bridge loan and $20 million of which would be used for fees and  working  capital,  (ii) a second  term  loan of $75 million to be used to repay in full Whitehall's senior credit facility with LaSalle Bank, N.A., and (iii) a third term loan of $15 million to provide additional working capital to Whitehall.

     o    Newcastle's  commitment  to  place  $147.5  million  in cash in a bank account to provide  assurance  that funds  required to fund the tender offer and the term loans are available.

     o    Upon  acceptance of the merger  agreement by Whitehall and Newcastle's funding  of the $50  million  term  loan,  Newcastle  would  receive a warrant to purchase  19.99% of  Whitehall's  common stock,  on a fully diluted basis.  This warrant would be on the same terms as the warrant issued by Whitehall to Prentice, with the exception that the Newcastle exercise  price  would be $1.50  per  share,  rather  than  Prentice's exercise price of $.75 per share.

     Mark Schwarz,  the managing  member of Newcastle  Partners,  stated:  "I am optimistic  that  in  light  of the  documentation  Newcastle  has  provided  to
Whitehall,  as well as  Newcastle's  demonstration  of good faith and  financial commitment,  the  Whitehall  Board will  declare  our offer to be  superior  and proceed forward with Newcastle.  I believe that our proposed  transaction is not only  superior  for  stockholders,  but  that it also  addresses  the  important financial needs of Whitehall's other constituencies."

     As Newcastle  has stated many times  before,  Newcastle  believes  that the
above-described   transaction  is  far  superior  to  the  Prentice  transaction recommended by Whitehall's board of directors.  Newcastle is prepared to proceed immediately with this transaction  which will provide liquidity to Whitehall and a superior return to stockholders.

     NEWCASTLE  URGES  ALL  STOCKHOLDERS  TO VOTE THE  GREEN  PROXY  CARD AND TO
DISCARD ANY PROXY MATERIALS YOU MAY RECEIVE FROM WHITEHALL.  IF YOU HAVE ALREADY
RETURNED  WHITEHALL'S  WHITE  PROXY  CARD,  YOU CAN  STILL  CHANGE  YOUR VOTE BY
EXECUTING THE GREEN PROXY CARD. IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE IN
VOTING  YOUR GREEN  PROXY  CARD,  PLEASE  CALL OUR PROXY  SOLICITORS,  MACKENZIE
PARTNERS, INC. TOLL-FREE AT (800) 322-2885 OR (212) 929-5500 (CALL COLLECT).

     The  solicitation and the offer to buy Whitehall  Jewellers,  Inc.'s common stock is only made pursuant to the Offer to Purchase and related  materials that
Newcastle Partners, L.P. and JWL Acquisition Corp. filed on December 5, 2005, as amended December 22, 2005, January 4, 2006, January 5, 2006 and January 9, 2006.
Stockholders  should read the Offer to Purchase and related materials  carefully because they contain important  information,  including the terms and conditions of the  offer.  Stockholders  can  obtain  the  Offer to  Purchase  and  related materials free at the SEC's website at www.sec.gov, from MacKenzie Partners, the
Information Agent for the offer, or from Newcastle Partners, L.P.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

     Newcastle   Partners,   L.P.   ("Newcastle"),   together   with  the  other
Participants (as defined below),  has made a definitive filing with the SEC of a proxy statement (the "Definitive Proxy  Statement") and accompanying  proxy card to be used to solicit votes against proposals of Whitehall Jewellers,  Inc. (the
"Company")  relating to a pending financing  transaction between the Company and investment  funds  managed by Prentice  Capital  Management,  L.P.  and Holtzman
Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of  stockholders  scheduled for January 25, 2006 (the "Special
Meeting").

NEWCASTLE  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE PROXY STATEMENT
AND OTHER  PROXY  MATERIALS  RELATING  TO THE  SPECIAL  MEETING  AS THEY  BECOME
AVAILABLE BECAUSE THEY CONTAIN IMPORTANT  INFORMATION.  SUCH PROXY MATERIALS ARE
AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION,
THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS,
WITHOUT  CHARGE,  UPON  REQUEST.  REQUESTS FOR COPIES  SHOULD BE DIRECTED TO THE
PARTICIPANTS'  PROXY  SOLICITOR,  MACKENZIE  PARTNERS,  INC.,  AT ITS  TOLL-FREE
NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

                                       2

THE  PARTICIPANTS  IN THE  PROXY  SOLICITATION  ARE  NEWCASTLE  PARTNERS,  L.P.,
NEWCASTLE  CAPITAL  MANAGEMENT,   L.P.,  NEWCASTLE  CAPITAL  GROUP,  L.L.C,  JWL
ACQUISITION  CORP., MARK E. SCHWARZ,  STEVEN J. PULLY,  JOHN P. MURRAY,  MARK A.
FORMAN AND CLINTON J. COLEMAN (THE  "PARTICIPANTS").  INFORMATION  REGARDING THE
PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE SCHEDULE
13D JOINTLY  FILED WITH THE SEC ON APRIL 19, 2005,  AS  SUBSEQUENTLY  AMENDED ON
JULY 7, 2005, OCTOBER 27, 2005,  NOVEMBER 30, 2005,  DECEMBER 5, 2005,  DECEMBER
14, 2005,  DECEMBER 29, 2005, JANUARY 5, 2006, JANUARY 9, 2006, JANUARY 13, 2006
AND JANUARY 18, 2006 AND THE DEFINITIVE PROXY STATEMENT.